AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 2000
                                                 REGISTRATION NO. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                         --------------------------

                                  FORM S-8


                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                         --------------------------

                              BLACKROCK, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                            DELAWARE 51-0380803
        (State of Incorporation)(I.R.S. Employer Identification No.)
                         --------------------------

                              345 PARK AVENUE
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
            (Address of Principal Executive Offices) (Zip Code)
                         --------------------------

               NONEMPLOYEE DIRECTORS STOCK COMPENSATION PLAN
                         (Full Titles of the Plans)
                         --------------------------

                             ROBERT P. CONNOLLY
                   MANAGING DIRECTOR AND GENERAL COUNSEL
                              BLACKROCK, INC.
                              345 PARK AVENUE
                          NEW YORK, NEW YORK 10154
                               (212) 754-5560
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)
                         --------------------------


                      CALCULATION OF REGISTRATION FEE


                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES         AMOUNT TO BE         OFFERING PRICE        AGGREGATE OFFERING    REGISTRATION
     TO BE REGISTERED            REGISTERED           PER SHARE(2)             PRICE (2)              FEE
---------------------------------------------------------------------------------------------------------------
Class A common stock,
par value $.01 per share.......  45,000 shares         $15.375                 $691,875.00           $182.66
---------------------------------------------------------------------------------------------------------------

(1) This registration statement covers 0.5 percent of the outstanding shares of class A common stock, par value $0.01 per share of the Registrant consisting of the aggregate number of shares which may be acquired by nonemployee members of the board of directors of BlackRock, Inc. who elect to receive common stock in lieu of cash compensation under the Registrant's
Nonemployee Directors Stock Compensation Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee with Rule 457(h) under the Securities Act of 1933 as follows: in the case of shares of common stock for which the Plan has not yet been exercised and the price per share of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of common stock as quoted on the New York Stock Exchange on January 5, 2000
(within 5 business days prior to filing this registration statement).




                                   PART I


        The information called for by Part I of this registration statement on Form S-8 is included in the description of the BlackRock, Inc. Nonemployee Directors Stock Compensation Plan (the "Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to
Part I of Form S-8, this information is not being filed with or included in this registration statement.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

        (1) The Registrant's final prospectus filed on October 1, 1999 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the "Securities Act").

        (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

        (3) The Registrant's Form 8-A filed on September 15, 1999 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

        (4) The Registrant's Current Report on Form 8-K, dated October 27,
1999.

        All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.      DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Robert P. Connolly, Managing Director and General Counsel of the Registrant.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

        As permitted by Delaware law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates, to the maximum extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to BlackRock for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

        As permitted by Delaware law, Article Seventh of BlackRock's Amended and Restated Certificate of Incorporation provides that (1) BlackRock is required to indemnify its directors and officers to the fullest extent authorized or permitted by law, subject to certain very limited exceptions; (2) BlackRock is permitted, to the extent authorized by its board of directors, to provide rights to indemnification to its employees and agents similar to those conferred to its directors and officers; (3) BlackRock is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Amended and Restated Certificate of Incorporation are not exclusive.

        As permitted by Delaware law, BlackRock's Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.4 to the Registration Statement on Form S-1, File No. 333-78367, which is incorporated herein by reference, provides that BlackRock is required to indemnify its directors and officers to the fullest extent authorized by the DGCL, subject to certain very limited exceptions. The rights to indemnification conferred in the Amended and Restated Bylaws are not exclusive.

        As permitted by the Delaware law, BlackRock's Amended and Restated Bylaws provides BlackRock with the authority to purchase insurance covering the company's directors and officers against any such expense, liability or loss asserted against them in their capacity as such.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.      EXHIBITS.

3.1*         Amended and Restated Certificate of Incorporation of the
             Registrant.

3.2*         Amended and Restated By-Laws of the Registrant.

4.1*         Specimen of Common Stock Certificate (per class).

5.0          Opinion of Robert P. Connolly.

10.2*        1999 Stock Award Incentive Plan.

10.3*        1999 Annual Incentive Performance Plan.

10.4*        Nonemployee Directors Stock Compensation Plan.

10.7* Registration Rights Agreement, dated as of October 6, 1999, by and among BlackRock, Inc., PNC Asset Management, Inc. and certain individuals listed therein.

23.1         Consent of Robert P. Connolly (included with Exhibit 5.0).

23.2         Consent of Ernst & Young LLP.

24.1         Powers of Attorney (included on the signature page).

-------------------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333- 78367), as amended, originally filed with the Securities and Exchange Commission on May 13, 1999, and declared effective on September 30, 1999.




ITEM 9.      REQUIRED UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York County, New York, on this 7th day of January, 2000.

                                      BLACKROCK, INC.

                                      By  /s/ Laurence D. Fink
                                          -----------------------------
                                          Laurence D. Fink
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer



                             POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph L. Schlosstein, Paul L. Audet and Robert P. Connolly, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of ordinary shares of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       NAME                             TITLE                     DATE
       ----                             -----                     ----


   /s/ Laurence D. Fink            Chairman of the Board of    January 7, 2000
-----------------------------      Directors and Chief
Laurence D. Fink                   Executive Officer
                                   (Principal Executive
                                   Officer)


  /s/ Paul L. Audet                Managing Director, Chief    January 7, 2000
---------------------------        Financial Officer
Paul L. Audet                      (Principal Financial and
                                   Accounting Officer)


 /s/ Ralph L. Schlosstein          Director and President      January 7, 2000
----------------------------
Ralph L. Schlosstein


 /s/ Walter E. Gregg, Jr.          Director                    January 7, 2000
-----------------------------
Walter E. Gregg, Jr.


 /s/ James Grosfeld                Director                    January 7, 2000
------------------------------
James Grosfeld


  /s/ Frank T. Nickell             Director                    January 7, 2000
------------------------------
Frank T. Nickell


  /s/ Thomas H. O'Brien            Director                    January 7, 2000
------------------------------
Thomas H. O'Brien


   /s/ Helen P. Pudlin             Director                    January 7, 2000
------------------------------
Helen P. Pudlin


  /s/ James E. Rohr                Director                    January 7, 2000
------------------------------
James E. Rohr


   /s/ Lawrence M. Wagner          Director                    January 7, 2000
------------------------------
Lawrence M. Wagner